                                                                    EXHIBIT 10.4

                   CREDIT AGREEMENT dated as of June 30, 1999,
                        between TRANSMEDIA NETWORK INC.,
                    a Delaware corporation, as Borrower, and
                      THE CHASE MANHATTAN BANK, as Lender.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in Annex X attached hereto which Annex X is incorporated by reference herein.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless

                             (Page 125 of 252 Pages)
of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Borrower from time to time during the Availability Period to the extent that the Total Revolving Credit Exposure does not exceed the lesser of (i) the Total Loan Facility or
(ii) the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. The Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the Terms of this Agreement or the obligations of the Lender hereunder.

                  (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

                  (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Borrowings. (a) To request a Borrowing, the Borrower shall notify the Lender of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, the same Business Day of the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and

                             (Page 126 of 252 Pages)
signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i)      the aggregate amount of the requested Borrowing;

                  (ii)     the date of such Borrowing, which shall be a Business
                           Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (b) The Lender shall make each Loan on the proposed date thereof by crediting no later than 3:00 p.m., New York City time, such amount to the account designated by the Borrower in the applicable Borrowing Request.

                  SECTION 2.04. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Interest Election Request in a form approved by the Lender and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                             (Page 127 of 252 Pages)

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (b) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.05. Termination and Reduction of Commitment. (a) Unless previously terminated, the Commitment shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.07, the Total Revolving Credit Exposure would exceed the Commitment.

                  (c) The Borrower shall notify the Lender of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitment delivered by the Borrower may state that

                             (Page 128 of 252 Pages)
such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitment shall be permanent.

                  SECTION 2.06. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender for the account of the Lender the then unpaid principal amount of the Loans on the Maturity Date.

                  (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Loans made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

                  (c) The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto and (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) The Loans shall be evidenced by a promissory note (the "Revolving Credit Note") in the form attached as Exhibit F hereto.

                  SECTION 2.07. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to pay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.05, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.05. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of

                             (Page 129 of 252 Pages)
an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.09.

                  SECTION 2.08. Fees. (a) The Borrower agrees to pay to the Lender for the account of the Lender a commitment fee, which shall accrue at the rate of 0.375% per annum on the average daily unused amount of the Commitment of the Lender. Accrued commitment fees shall be payable monthly in arrears on the last day of each calendar month and on the date on which the Commitment terminates commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitment terminates shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.09. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

                             (Page 130 of 252 Pages)

                  SECTION 2.10. Reports. The Borrower shall prepare and forward to the Lender (i) on the Settlement Report Date of each month, a Settlement Report as of the end of the last day of the immediately preceding Settlement Period, (ii) on each Weekly Settlement Report Date, a Weekly Report as of the end of the last day of the immediately preceding Weekly Settlement Period, (iii) on the date of any proposed Borrowing, prior to such Borrowing, a Borrowing Base Certificate, and (iv) as soon as reasonably practicable, from time to time, such other information as the Lender may reasonably request.

                  SECTION 2.11. Lock-Box Accounts and Collection Account. (a) The Borrower shall instruct all Credit Card Companies and each Restaurant (or its designee) to cause all Collections to be deposited directly into a Lock-Box Account. The Borrower will not, and will not permit any of its Subsidiaries or the Seller to, deposit or otherwise credit, or cause to permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related LockBox Agreement shall be owned by the Borrower; provided, however, that any such Lock-Box Account shall be under the exclusive dominion and control of the Lender which is hereby granted to the Lender by the Borrower. The Borrower shall be permitted to give instructions to the LockBox Banks for so long as a Default has not occurred and is continuing hereunder. The Borrower shall not, and shall not permit any of its Subsidiaries to, add any bank as a Lock-Box Bank to those listed on Exhibit H attached hereto unless such bank has entered into a Lock-Box Agreement. The Borrower shall not, and shall not permit any of its Subsidiaries to, terminate any bank as a Lock-Box Bank unless the Lender shall have received fifteen (15) days' prior notice of such termination.

                  (b) One of the Lock-Box Accounts established by the Borrower on or prior to the Effective Date shall be designated as the collection account (the "Collection Account") into which the Borrower shall deposit or cause to be deposited all Collections within one Business Day of (i) deposit thereof into any of the other Lock-Box Accounts or (ii) receipt thereof by the Borrower, Restaurant Company or Service Company or any of their Affiliates. The Collection Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be owned by the Borrower; provided, however, that the Collection Account shall be under the exclusive dominion and control of the Lender which is hereby granted to the Lender by the Borrower. The Borrower shall be permitted to give instructions to the Lock-Box Bank with respect to the Collection Account and the Collections deposited therein for so long as a Default has not occurred and is continuing hereunder. Following the occurrence and during the continuation of a Default, the amounts deposited in the Collection Account shall be distributed first, to the Restaurants, in the amount of any taxes and tips due and unpaid with respect to the Receivables and not previously paid to such Restaurant or deposited into such Restaurant's account by a Credit Card Processor, second, to the Registered Card Members, in the amount of any Registered Card Member Rebates related to such Collections, third, to the Lender, an amount equal to any interest due and owing under the Financing Agreements, fourth, to the Lender, an amount equal to the remaining Obligations due and owing under the Financing Agreements to the Lender, fifth, to the Seller, amounts required to be paid by the Borrower to the Seller pursuant to Section 1.3(a)(iii) of the Asset Purchase Agreement, and sixth, to the Borrower, in the amount of any remaining funds on deposit in the Collection Account.

                             (Page 131 of 252 Pages)

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Lender determines that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loans included in such Borrowing for such Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist,
(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing, at the Borrower's option, shall be made as an ABR Borrowing or such Borrowing Request shall be deemed rescinded.

                  SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on the Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or main taining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

                  (b) If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loans made by the Lender, to a level below that which such Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

                             (Page 132 of 252 Pages)

                  (c) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of the Lender declaring the Loans to be due and payable pursuant to Article VII), or (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(b) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurodollar Loan) that would have been applicable to the Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for the Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid in good faith, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any loss, cost and expense incurred more than 270 days prior to the date that the Lender notifies the Borrower of the event giving rise to such loss, cost and expense and of the Lender's intention to claim compensation therefor; provided further that if the event giving rise to such loss, cost and

                             (Page 133 of 252 Pages)
expense is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Taxes (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender on its own behalf or on behalf of the Lender shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

                  (e) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any Indemnified Taxes or Other Taxes imposed on the Lender more than two years prior to the date that the Lender delivers the certificate required by clause (c) above to the Borrower; provided further that, if the Indemnified Taxes or Other Taxes are imposed retroactively, then the two year period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.16. Payments Generally. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date

                             (Page 134 of 252 Pages)
when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 270 Park Avenue, New York, New York. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  SECTION 2.17. Mitigation Obligations. If the Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.15, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13 or 2.15, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

                                   ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lender that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any

                             (Page 135 of 252 Pages)

Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any Indebtedness or under any other material agreement or instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens in favor of the Lender created pursuant to the Financing Agreements).

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 30, 1998, reported on by KPMG Peat Marwick LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since September 30, 1998, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties; Liens. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business free and clear of all Liens, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except for Liens permitted by Section 6.02 and transfers of property pursuant to the Existing Securitization Facility.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation, Contingent Liabilities and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to

                             (Page 136 of 252 Pages)
result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters or as permitted by
Section 6.01, neither Borrower nor any Subsidiary has any material contingent liabilities.

                  (c) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (d) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all laws, regulations and orders of any Governmental Authority applicable to it or its property and is in compliance with all Indebtedness and all other material agreements and instruments binding upon it or its property (except for any noncompliance that has been waived by the appropriate parties thereto), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regula tion under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent

                             (Page 137 of 252 Pages)
financial statements reflecting such amounts, exceed by more than $10,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) to the best of the Borrower's knowledge after using its best efforts to make such determination, equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed or will be completed by July 31, 1999 with respect to clause (i) above and by November 30, 1999 with respect to clause
(ii) above. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not be reasonably expected to result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

                  SECTION 3.13. Subsidiaries . As of the Effective Date, the Borrower does not have any Subsidiaries other than those listed on Schedule 3.13.

                  SECTION 3.14. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  SECTION 3.15. Solvency, etc. On the Effective Date, and immediately prior to and after giving effect to each Borrowing hereunder and the use of the proceeds thereof, the Borrower:

                             (Page 138 of 252 Pages)

(a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of the Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of the Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                  SECTION 3.16. Insurance. The Borrower and each of its Subsidiaries has insurance covering its insurable properties, including all inventory, equipment, and real property against the perils of fire, theft, burglary, public liability, workers' compensation and business interruption and such other risks as are customary for companies similarly situated and in the same business or similar business under policies issued by financially sound and reputable insurers in such amounts as are customary for companies similarly situated and in the same or similar business. All premiums have been paid on such policies.

                  SECTION 3.17. Real Property. Set forth on Schedule 3.17 is a complete and accurate list, as of the Effective Date, of the address of all real property owned or leased by the Borrower or any of its Subsidiaries, together with, in the case of leased property, the name and mailing address of the lessor of such property.

                  SECTION 3.18. Burdensome Obligations. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or contract or subject to any corporate or partnership restriction as to which circumstances currently exist which might reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.19. Labor Matters. Except as set forth on Schedule 3.19, neither the Borrower nor any of its Subsidiaries is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving either the Borrower or any of its Subsidiaries that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of either Borrower or any of its Subsidiaries are not in violation in any material respect of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

                  SECTION 3.20. Asset Purchase Agreement, etc. (a) The Borrower has heretofore furnished the Lender a true and correct copy of the Asset Purchase Agreement.

                  (b) the Borrower and, to the actual knowledge of the Borrower unless previously disclosed by the Borrower to the Lender, each other party to the Asset Purchase Agreement, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Asset Purchase Agreement and the consummation of transactions contemplated thereby.

                             (Page 139 of 252 Pages)

                  (c) The Purchase complies in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Borrower and, to the actual knowledge of the Borrower unless previously disclosed by the Borrower to the Lender, each other party to the Asset Purchase Agreement in connection with the Purchase have been duly obtained and are in full force and effect. All applicable waiting periods with respect to the Purchase have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Purchase.

                  (d) The execution and delivery of the Asset Purchase Agreement did not, and the consummation of the Purchase will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding the Borrower or any or its Subsidiaries or, to the actual knowledge of the Borrower unless previously disclosed by the Borrower to the Lender, any other party to the Asset Purchase Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or, to the actual knowledge of the Borrower unless previously disclosed by the Borrower to the Lender, to which any other party to the Asset Purchase Agreement is a party or by which any such party is bound.

                  (e) No statement or representation made in the Asset Purchase Agreement by the Borrower or, to the actual knowledge of the Borrower unless previously disclosed by the Borrower to the Lender, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 3.21. Defaults. No Default has occurred and is continuing.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lender to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

                  (a) The Lender (or its counsel) shall have received from each party hereto a counterpart of this Agreement and the other Financing Agreements signed on behalf of such party and the Subsidiaries of the Borrower, as applicable.

                  (b) The Lender shall have received a favorable written opinion (addressed to the Lender and dated the Effective Date) of Morgan, Lewis & Bockius, LLP, counsel for the Borrower,

                             (Page 140 of 252 Pages)
substantially in the form of Exhibit E, and covering such other matters relating to the Borrower, its Subsidiaries, this Agreement, the other Financing Agreements or the Transactions, including, without limitation, perfection issues, as the Lender shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, and the other Financing Agreements or the Transactions, all in form and substance satisfactory to the Lender and its counsel.

                  (d) The Lender shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Lender shall have received a copy of the GAMI Loan Agreement signed on behalf of the Borrower, Restaurant Company, Service Company, TMNI and GAMI and such other documents and certificates as the Lender or its counsel may reasonably request evidencing the effectiveness of the GAMI Loan Agreement and GAMI shall have advanced $10,000,000 to the Borrower thereunder.

                  (g) The Lender shall have received evidence satisfactory to it of the existence of insurance required to be maintained pursuant to Section 5.05, together with evidence that the Lender has been named as a lender's loss payee and an additional insured on all related insurance policies.

                  (h) The Lender shall have received certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrower and each of its Subsidiaries and the Seller (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Financing Agreements, together with
(i) copies of such financing statements, (ii) executed copies of proper UCC Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Financing Agreements previously granted by any Person (other than Liens permitted by Section 6.02) and (iii) such other UCC Form UCC-3 termination statements as the Agent may reasonably request.

                  (i) Each document (including UCC financing statements) required by the Financing Agreements or under law or reasonably requested by the Lender shall have been filed,

                             (Page 141 of 252 Pages)
registered or recorded in order to create in favor of the Lender, a perfected Lien on the Collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

                  (j) The Lender shall have received a Weekly Report dated as of the most recent Weekly Settlement Report Date immediately preceding the Effective Date.

                  (k) The Lender shall have received a Borrowing Base Certificate dated as of the Effective Date.

                  (l) The Lender shall have received a copy of the Waiver signed on behalf of each of the noteholders, the trustee and the collateral agent under the Existing Securitization Facility.

The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lender hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02).

                  SECTION 4.02. Each Credit Event. The obligation of the Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement, after giving effect to applicable cure periods and materiality thresholds, shall be true and correct on and as of the date of such Borrowing except to the extent such representations and warranties specifically relate to an earlier date and then, as of such earlier date.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) The Borrower shall have delivered to the Lender a Borrowing Base Certificate.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that:

                             (Page 142 of 252 Pages)

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 5.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default that has occurred and is continuing (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of

                             (Page 143 of 252 Pages)
the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (f) within ten (10) Business Days after the date any material change in or amendment to the Restaurant Guidelines is made, a copy of the Restaurant Guidelines then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Borrower's public or private debt ratings, if any, a written certification of the Borrower's public and private debt ratings after giving effect to any such change; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Lender written notice of the following events within one Business Day of the date on which a Responsible Officer of the Borrower has notice thereof:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a)

                             (Page 144 of 252 Pages)
the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender or the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds. The initial proceeds of the Loans will be used only for the purchase of those certain Receivables and related assets pursuant to the Asset Purchase Agreement and any subsequent Borrowings will be used only to fund Credits. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  SECTION 5.09. Minimum Net Worth. The Borrower and its consolidated subsidiaries (as defined in accordance with GAAP) shall at all times have a net worth (as defined in accordance with GAAP) of at least $20,000,000.

                  SECTION 5.10. Performance and Compliance with Receivables and Receivables Contracts. The Borrower, at its expense, will, and will cause each of its Subsidiaries to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Borrower or such Subsidiary under the Receivables Contracts.

                             (Page 145 of 252 Pages)

                  SECTION 5.11. Restaurant Guidelines. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the Restaurant Guidelines in regard to each Receivable and the related Receivables Contract.

                  SECTION 5.12. Collections. The Borrower shall, and shall cause each of its Subsidiaries to, instruct all Credit Card Companies and each Restaurant (or its designee) to cause all Collections to be deposited directly to a Lock-Box Account.

                  SECTION 5.13. Collections Received. The Borrower shall, and shall cause each of its Subsidiaries to, hold in trust, and deposit immediately (but in any event no later than one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Borrower or any of its Subsidiaries, as the case may be.

                  SECTION 5.14. Existing Securitization Facility. The Borrower shall service its Receivables hereunder and its receivables which are subject to the Existing Securitization Facility in an evenhanded manner, with no one program being favored over the other.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

                  SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

                  (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or

                             (Page 146 of 252 Pages)
secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $100,000 at any time outstanding;

                  (f) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

                  (g) Indebtedness of the Borrower or any Subsidiary pursuant to any Hedging Agreements permitted under Section 6.05;

                  (h) Indebtedness of the Borrower and its Subsidiaries pursuant to the GAMI Loan Agreement and any extensions, renewals or replacements of such Indebtedness that does not increase the maximum permissible outstanding principal amount thereof as of the Effective Date;

                  (i) Current accounts payable arising in the ordinary course of the Borrower's or its Subsidiary's business and not overdue;

                  (j) Indebtedness of the Borrower or any Subsidiary incurred in connection with the Existing Securitization Facility and any extensions, renewals or replacements of such Indebtedness that does not increase the maximum permissible outstanding principal amount thereof as of the Effective Date;

                  (k) Unsecured Indebtedness of the Borrower or any Subsidiary incurred in connection with the acquisition of franchises in an aggregate principal amount not exceeding $8,000,000; provided, that the terms of the Indebtedness and the related acquisitions of franchises must conform to the following conditions: (i) any such unsecured Indebtedness shall be subordinate to all of the Borrower's and its Subsidiaries' Obligations under the Financing Agreements and the Borrower's and its Subsidiaries' Indebtedness under the GAMI Loan Documents, (ii) such unsecured Indebtedness shall not require the payment of any interest or other similar charges to any creditor of the Borrower or its Subsidiaries prior to the repayment in full of all of the Obligations hereunder,
(iii) such unsecured Indebtedness shall have a maturity equal to or greater than four (4) years, (iv) the aggregate of the purchase prices for all acquisitions of franchisees shall not exceed $12,000,000, (v) the cash portion of the aggregate purchase price for all franchises must be paid by the Borrower or its Subsidiaries out of any amounts, up to an aggregate of $4,000,000, that become available under the Existing Securitization Facility resulting from a reduction of the Borrowing Base Deficiency (as such term is defined in the Existing Securitization Facility), and (vi) any acquisition of a franchise by the Borrower or its Subsidiaries and the related incurrence of unsecured Indebtedness will be subject to the prior written approval of Chase (which approval shall not be unreasonably withheld); and

                             (Page 147 of 252 Pages)

                  (l) other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Borrower's Subsidiaries permitted by this clause (l) shall not exceed $100,000 at any time outstanding.

                  SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, including Liens relating to Capital Lease Obligations; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed $100,000 and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (e) Liens arising pursuant to purchase money Liens securing Indebtedness representing the purchase price or financing of the purchase price of assets purchased or otherwise acquired by the Borrower or its Subsidiaries in the ordinary course of business; provided that (i) any such Liens attach only to the assets so purchased or acquired and (ii) Indebtedness secured by any such Liens does not exceed the purchase price of the assets being purchased or acquired;

                             (Page 148 of 252 Pages)

                  (f) Liens arising in connection with the Existing Securitization Facility; provided that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (g) Liens granted by the Borrower and the Subsidiaries to the Lender in connection with the Transactions.

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) the Borrower may sell, transfer, lease or otherwise dispose of its assets to Restaurant Company, Service Company or TMNI and (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and would not be reasonably likely to result in a Material Adverse Effect; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

                             (Page 149 of 252 Pages)

                  (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Guarantees constituting Indebtedness permitted by Section 6.01;

                  (e) investments existing on the Effective Date and listed on
Schedule 6.04;

                  (f) investments made in connection with the Existing Securitization Facility; and

                  (g) acquisitions of franchises by the Borrower or its Subsidiaries pursuant to the terms and subject to the limitations set forth in
Section 6.01(k) hereof; and

                  (h) loans or advances made by the Borrower or its Subsidiaries to any employee or officer of the Borrower or its Subsidiaries in the ordinary course of its business in an aggregate principal amount that does not exceed $300,000.

                  SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) the Borrower may make Restricted Payments pursuant to and in accordance with the Rights Offering Documents.

                  SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by
Section 6.06, (d) transactions between the Borrower and its Subsidiaries, on the one hand, and the Borrower's indirect wholly owned Subsidiaries, on the other hand, entered into in connection with the Existing Securitization Facility, (e) transactions between the Borrower and its Affiliates entered into in connection with the Rights Offering, the Rights Offering Events and pursuant to the Rights Offering Documents, (f) transactions between the Borrower and GAMI under

                             (Page 150 of 252 Pages)
the GAMI Loan Documents, and (g) any quarterly payment made by the Borrower to EGI of the EGI Management Fee.

                  SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions imposed under the Existing Securitization Facility or the GAMI Loan Documents, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 6.09. Subsidiary Indebtedness. The Borrower will not permit the aggregate principal amount of Indebtedness of its Subsidiaries (excluding (a) any Indebtedness of a Subsidiary owed to the Borrower or another Subsidiary, but including any Guarantee by a Subsidiary of Indebtedness of the Borrower and (b) Indebtedness of a Subsidiary incurred in connection with the Existing Securitization Facility and the GAMI Loan Documents) at any time to exceed $100,000.

                  SECTION 6.10. No Change in Business or Restaurant Guidelines. The Borrower will not, and will not permit any of its Subsidiaries to, make any change in the character of its business or in the Restaurant Guidelines, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

                  SECTION 6.11. Change of Name, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, change its name, identity or structure or the location of its chief executive office, unless at least ten
(10) days prior to the effective date of any such change the Borrower or Subsidiary, as applicable, delivers to the Lender (i) such documents, instruments or agreements, executed by the Borrower or Subsidiary, as applicable, as are necessary to reflect such change and to continue the perfection of the Lender's security interests in the Collateral and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Lender to continue to exercise its rights contained herein.

                             (Page 151 of 252 Pages)

                  SECTION 6.12. Amendment to Asset Purchase Agreement. The Borrower will not amend, modify, or supplement the Asset Purchase Agreement, except with the prior written consent of the Lender; nor shall the Borrower take any other action under the Asset Purchase Agreement that would reasonably be likely to have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two Business Days.

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made; provided, that to the extent that in the reasonable judgment of the Lender such failure may be cured, the Borrower shall have thirty
(30) days to effect such cure after the earlier of the date on which a Responsible Officer of the Borrower has actual knowledge thereof and the date on which written notice thereof has been given to the Borrower by the Lender, requiring the same to be remedied

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (p) of this Article), or any other Financing Agreement, and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which a Responsible Officer of the Borrower has actual knowledge of such failure and the date on which written notice of such failure has been given to the Borrower by the Lender, requiring the same to be remedied;

                             (Page 152 of 252 Pages)

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                             (Page 153 of 252 Pages)

                  (m) a Change in Control shall occur;

                  (n) the Lender shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Collateral with respect thereto, free and clear of any Adverse Claims (except for any Collateral that is not Receivables or Related Security or Collections related to such Receivables with an aggregate value that does not exceed $100,000);

                  (o) there shall have occurred any material adverse change in the operations of the Borrower or any Subsidiary since the Effective Date, or any other Material Adverse Effect shall have occurred;

                  (p) the Borrower shall fail to deliver to the Lender any report required to be delivered by it under the terms of the Financing Agreements within three Business Days of (i) with respect to any Settlement Report or Weekly Report, when such report was due or (ii) with respect to any other report, receipt by the Borrower of written notice from the Lender that such report is due; or

                  (q) the Total Revolving Credit Exposure exceeds the Borrowing Base unless the Borrower either (i) pays the Lender within two (2) Business Days in immediately available cash or (ii) increases the balance of the Receivables within two (2) Business Days, in each case in an amount such that the Total Revolving Credit Exposure is less than or equal to the Borrowing Base.

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                             (Page 154 of 252 Pages)

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 11900 Biscayne Boulevard, Miami, Florida 33181- 9915, Attention of Steve Lerch (Telecopy No. (305) 892-3342), with a copy to Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, NY 10178, Attention of Stephen Farrell, Esq.
(Telecopy: No. (212) 309-6273);

                  (b) if to the Lender, to Chase Securities Inc., Global Client Management, 10 S. LaSalle Street, 23rd Floor, Chicago, IL 60603, Attention of David Christopher (Telecopy No. (312) 807-4077), with a copy to Chase Securities Inc., 270 Park Avenue, 7th Floor, New York 10017, Attention of Christopher Evans (Telecopy No. (212) 834-6564);

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 8.02. Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agree ment or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

                  SECTION 8.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the

                             (Page 155 of 252 Pages)
preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Lender including the reasonable fees, charges and disbursements of any counsel for the Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (d) All amounts due under this Section shall be payable not later than three (3) Business Days after written demand therefor.

                  SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly

                             (Page 156 of 252 Pages)
contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) The Lender may, in the ordinary course of its business and in accordance with applicable law, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld) assign all or any part of its rights and obligations under the Financing Agreements to any Person; provided, that any such assignment shall be for an aggregate principal amount of at least $5,000,000. The Lender shall be relieved of its obligations hereunder with respect to its commitment or assigned portion thereof. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "Lender".

                  SECTION 8.05. Survival All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

                  SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to

                             (Page 157 of 252 Pages)
time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or Affiliate to or for the credit or the account of the Borrower (excluding any deposits or other amounts owing by the Lender or its Affiliates in their capacity as trustee under the Existing Securitization Facility to or for the account of the Borrower) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although the obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

                  SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law).

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

                             (Page 158 of 252 Pages)

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 8.11. Headings Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 8.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 8.13. Confidentiality. (a) The Borrower shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Financing Agreements and all other confidential proprietary information with respect to the Lender and its business obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Financing Agreements, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Borrower and its Affiliates, (ii) as required by law, regulation, the requirements of the New York Stock Exchange or legal process or
(iii) in connection with any legal or regulatory proceeding to which the Borrower or any of its Affiliates is subject. The Borrower hereby consents to the disclosure of any non-public information with respect to it received by the Lender (i) to legal counsel, accountants and other professional advisors to the Lender or its Affiliates, (ii) as required by law, regulation or legal process,
(iii) in connection with any legal or regulatory proceeding to which the Lender or any of its Affiliates is subject, (iv) to any participant or assignee or potential participant or assignee; provided, that the Lender shall advise any such recipient of information that the information they receive is non-public information and may not be disclosed or used for any other purposes other than that for which it is disclosed to such recipient without the prior written consent of the Borrower.

                             (Page 159 of 252 Pages)

                  (b) The Lender shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Financing Agreements and all other confidential proprietary information with respect to the Borrower and its Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Financing Agreements, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Lender or its Affiliates, (ii) as required by law, regulation or legal process, (iii) in connection with any legal or regulatory proceeding to which the Lender or any of its Affiliates is subject, or (iv) to any participant or assignee or potential participant or assignee who agrees to keep such information confidential in accordance with the terms hereof.

                  SECTION 8.14. GAMI Debt. The Borrower will not make any amendment or modification to the GAMI Note or the other GAMI Loan Documents without the prior written consent of the Lender, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, or otherwise make payments of or on the GAMI Note except as permitted under the Subordination Agreement. Subject to the limitations provided for in the Subordination Agreement, the Rights Offering Proceeds (as defined in the GAMI Loan Agreement) may be used to satisfy the Borrower's and its Subsidiaries' obligations owing under the GAMI Loan Documents to the extent required therein.

      [remainder of page intentionally left blank; signature page follows]

                             (Page 160 of 252 Pages)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        TRANSMEDIA NETWORK INC.

                                        By /s/ Stephen E. Lerch
                                           ------------------------------------
                                           Name:  Stephen E. Lerch
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        THE CHASE MANHATTAN BANK,
                                        as Lender,

                                        By /s/ Steven J. Faliski
                                           ------------------------------------
                                           Name:  Steven J. Faliski
                                           Title: Vice President

                             (Page 161 of 252 Pages)

                                     ANNEX X

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Account Debtor" shall mean any Person who may become obligated under, with respect to, or on account of, an Account.

                  "Accounts" of a Person shall mean all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by such Person and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Person, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the UCC), (b) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing; provided, that "Accounts" shall not include any Accounts that have been transferred or pledged under the Existing Securitization Facility.

                  "Act" shall have the meaning assigned to such term in Section
8.4 of the Pledge Agreement.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Advance Rate" shall mean, on any day, a percentage calculated as set forth on Schedule I attached hereto.

                  "Advance Ratio" shall mean an amount equal to the quotient of
(a) the product of (i) Average Weekly Net Sales, times (ii) 52, times (iii) 75.0%, divided by (b) Net Receivables Balance.

                  "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including

                             (Page 162 of 252 Pages)
any UCC financing statement or any similar instrument filed against such Person's assets or properties), other than a Permitted Encumbrance or other Lien permitted under Section 6.02 of the Credit Agreement.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Margin" means, (a) with respect to any ABR Loan, 0.25% per annum, and (b) with respect to any Eurodollar Loan 1.25% per annum.

                  "Arrear Sales" shall mean all cash collections and other cash proceeds received in connection with the Registered Card Program from a Restaurant that has no outstanding Receivables under the Registered Card Program.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Lender to be representative of the cost of such insurance to the Lender.

                  "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of March 17, 1999, by and among the Seller and Borrower, as purchaser thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitment.

                  "Average Weekly Net Sales" shall mean an amount equal to the quotient of (a) the sum of Weekly Net Sales for the most recent 26 successive Weekly Settlement Periods, inclusive of the most recently completed Weekly Settlement Period, divided by (b) 26.

                             (Page 163 of 252 Pages)

                  "Bankruptcy Code" means Title 11, United States Code, as amended from time to time, and any successor statute thereto.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Transmedia Network Inc., a Delaware corporation.

                  "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Availability" shall mean, at any date of determination, the excess of (a) the lesser of (i) the Commitment or (ii) the Borrowing Base over (b) Total Revolving Credit Exposure.

                  "Borrowing Base" shall mean an amount equal to (a) the Net Receivables Balance, times (b) the applicable Advance Rate.

                  "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit B attached to the Credit Agreement duly certified by the chief financial officer or treasurer of Borrower.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03 of the Credit Agreement.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York or Miami, Florida are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than EGI and its Affiliates, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the

                             (Page 164 of 252 Pages)

Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower or by EGI or its Affiliates nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than EGI or its Affiliates.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chattel Paper" of a Person shall mean any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located; provided, that "Chattel Paper" shall not include any Chattel Paper that has been transferred or pledged under the Existing Securitization Facility.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean the property covered by the Security Agreement, the Subsidiary Security Agreement and the other Financing Agreements and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Lender to secure the Obligations.

                  "Collection Account" shall mean the Lock-Box Account established pursuant to Section 2.11(b) of the Credit Agreement.

                  "Collections" shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

                  "Commission" shall have the meaning assigned to such term in
Section 8.4(a) of the Pledge Agreement.

                  "Commitment" means, the commitment of the Lender to make Loans under the Credit Agreement in an amount up to the Total Loan Facility as such commitment may be reduced from time to time pursuant to Section 2.05 of the Credit Agreement.

                  "Compliance Certificate" means a certificate in substantially the form of Exhibit A attached to the Credit Agreement.

                  "Contracts" shall mean all "contracts," as such term is defined in the UCC, now owned or hereafter acquired by a Person, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement

                             (Page 165 of 252 Pages)
relating to the terms of payment or the terms of performance of any Account; provided, that "Contracts" shall not include any Contracts that have been transferred or pledged under the Existing Securitization Facility.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Copyright License" shall mean any and all rights now owned or hereafter acquired by a Person under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" shall mean all of the following now owned or hereafter acquired by a Person: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Credit Card Processors" shall mean any Person who has entered into an agreement with Borrower or any Affiliate of Borrower to acquire, process and settle credit card transactions against Registered Card Members' Credit Card Accounts in connection with the purchase of Meals by a Registered Card Member under the Registered Card Program.

                  "Credit Agreement" shall mean the Credit Agreement, dated as of June 30, 1999, between Borrower and Lender, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Credits" shall mean any Meal credits under a Registered Card Program purchased by Borrower, Restaurant Company, Service Company or any Affiliate thereof pursuant to a Receivables Contract with a Restaurant.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Defaulted Receivable" shall mean a Receivable: (i) as to which no Credits have been used within the immediately preceding ninety (90) days; provided, however, that if a Receivable relates to an initial advance made to a start-up Restaurant, such Receivable shall not be characterized as a "Defaulted Receivable" prior to the 91st day of such Restaurant's operations;
(ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Restaurant which is the obligor with respect thereto; (iii) which has been identified by Restaurant Company,

                             (Page 166 of 252 Pages)

Service Company or the Borrower as uncollectible; or (iv) which, in accordance with the Restaurant Guidelines, has been or should be written off as uncollectible.

                  "Designated Restaurant" shall mean, at any time, each Restaurant; provided, however, that any Restaurant shall cease to be a Designated Restaurant upon notice to Borrower from the Lender, delivered at any time.

                  "Disclosed Matters" means the actions, suits and proceedings, contingent liabilities and the environmental matters disclosed in Schedule 3.06 attached to the Credit Agreement.

                  "Documents" shall mean any "documents," as such term is defined in the UCC, now owned or hereafter acquired by a Person, wherever located.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 of the Credit Agreement are satisfied (or waived in accordance with Section 8.02 thereof).

                  "EGI" shall mean Equity Group Investments L.L.C.

                  "EGI Management Fee" shall mean the quarterly fee approved by the board of directors of the Borrower to be paid by the Borrower to EGI in the amount of $62,500 in exchange for management services rendered by EGI.

                  "Eligible Receivable" shall mean, at any time, any Receivable:

                  (i) which has been (a) originated by the Seller, if applicable, or Restaurant Company, Service Company or the Borrower, (b) if originated by the Seller, sold by the Seller to the Borrower pursuant to the Asset Purchase Agreement and (c) subsequently pledged to the Lender pursuant to (and in accordance with) the Security Agreement, and to which either Restaurant Company, Service Company or the Borrower has good title thereto, free and clear of all Adverse Claims;

                  (ii) which (together with the Collections and Related Security related thereto) has been the subject of the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto) to the Lender, in each case effective until the termination of the Credit Agreement;

                  (iii) the Restaurant of which is (A) located in the United States or a U.S. territory, (B) a Designated Restaurant on the day of any Borrowing under the Credit Agreement, (c) not an Affiliate of Restaurant Company, Service Company, TMNI, the Borrower, or the Seller, and (D) not a government or a governmental subdivision or agency;

                             (Page 167 of 252 Pages)

                  (iv) which is not a Defaulted Receivable at the time of any Borrowing under the Credit Agreement;

                  (v) which is an "account", "chattel paper" or "general intangible" within the meaning of Article 9 of the Relevant UCC;

                  (vi) which is denominated and required to be settled only in dollars in the United States;

                  (vii) which, arises under a Receivables Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Restaurant, enforceable against such Restaurant in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally and (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law;

                  (viii) which, together with the Receivables Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including, without limitation, Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Receivables Contract related thereto is in violation of any such Law in any material respect;

                  (ix) which (A) satisfies in all material respects all applicable requirements of the Restaurant Guidelines and (B) is assignable without the consent of, or notice to, the Restaurant thereunder;

                  (x) which was either acquired in the Purchase or generated in the ordinary course of Restaurant Company's, Service Company's or the Borrower's business;

                  (xi) the Restaurant of which has been directed to cause all payments to be made to a Lock-Box Account with respect to which there shall be a Lock-Box Agreement in effect;

                  (xii) as to which the Lender has not notified the Borrower that such Receivable or class of Receivables is not acceptable to advance Loans against because of the nature of the business of the Restaurant or because of a potential conflict of interest between the interests of Restaurant Company, Service Company or Borrower, on the one hand, and Lender or any of its Affiliates, on the other hand; provided, that any such Receivable or class of Receivables identified by the Lender will remain an "Eligible Receivable" for a period of fifteen (15) days following the receipt of such notice from Lender;

                             (Page 168 of 252 Pages)

                  (xiii) the assignment of which under the Asset Purchase Agreement by the Seller to Borrower, if applicable, and the subsequent pledge of which under the Security Agreement by Borrower, Restaurant Company or Service Company does not violate, conflict or contravene any applicable Laws or any contractual or other restriction, limitation or encumbrance;

                  (xiv) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits) other than in accordance with the Restaurant Guidelines;

                  (xv) which is not subjected to any litigation, dispute, right of offset, counterclaim or other defense, the effect of which would materially adversely affect Lender's rights under the Financing Agreements with respect to such Receivable;

                  (xvi) which, if the Restaurant of such Receivable is a Start-up Restaurant, the majority owner of such Restaurant must be affiliated with at least one other Restaurant participating in the Registered Card Program;

                  (xvii) to the extent that the Outstanding Balance thereof, together with the Outstanding Balance of all other Receivables with the same Restaurant as such Receivable, does not exceed 2.0% (or, if the Restaurant related to such Receivable is a Special Restaurant, the Special Restaurant Concentration Factor) of the aggregate Outstanding Balance of all Eligible Receivables; and

                  (xviii) if the Restaurant of such Receivable is a Start-up Restaurant, to the extent that the Outstanding Balance thereof, together with the Outstanding Balance of all other Receivables with Start-up Restaurants as obligors, does not exceed 5.0% of the aggregate Outstanding Balance of all Eligible Receivables.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                             (Page 169 of 252 Pages)

                  "Equipment" of a Person shall mean all "equipment," as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located and, in any event, including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                             (Page 170 of 252 Pages)

                  "Event of Bankruptcy" shall mean, with respect to any Person,
(i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or
(c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of a proceeding instituted by a party other than such Person, such proceeding shall continue undismissed, unstayed and in effect for a period of sixty (60) consecutive days or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

                  "Event of Default" has the meaning assigned to such term in
Article VII of the Credit Agreement.

                  "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

                  "Existing Securitization Facility" shall mean the securitization facility in the initial amount of $33,000,000 provided to TNI Funding Company I, L.L.C., an indirect wholly owned subsidiary of the Borrower, through the issuance of notes pursuant to the Indenture, dated as of December 1, 1996 between TNI Funding Company I, L.L.C., as issuer, and The Chase Manhattan Bank, as trustee, and all other documents related thereto and executed in connection therewith, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Existing Securitization Facility Security Agreement" shall mean the Security Agreement, dated as of December 1, 1996, among TNI Funding Company I, L.L.C., as issuer, The Chase Manhattan Bank, as trustee and collateral agent, TNI Funding I, Inc., as seller, and Transmedia Network Inc., as servicer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Existing Warrants" shall mean warrants, each dated as March 3, 1998, issued by the Borrower to each of Samstock, L.L.C., EGI-Transmedia Investors, L.L.C., Halmostock Limited Partnership and Robert M. Steiner, as trustee, to purchase an aggregate of $1,200,000 shares of the Borrower's common stock.

                             (Page 171 of 252 Pages)

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

                  "Finance Charges" shall mean, with respect to a Receivables Contract, any finance, interest, late or similar charges owing by an Restaurant pursuant to such Receivables Contract.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Agreements" shall mean this Agreement, the Revolving Credit Note, the Security Agreement, the Subsidiary Security Agreement, the Pledge Agreement and the Subordination Agreement and all other agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, guaranties, mortgages, deeds of trust, agreements, documents, instruments, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any other Person and delivered to the Lender in connection with this Agreement, together with all agreements and documents between the Borrower and the Lender referred to therein or contemplated thereby, as the same may hereafter be amended, modified or supplemented from time to time.

                  "Fixtures" shall mean any "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GAMI" means Gami Investments, Inc.

                  "GAMI Loan Agreement" shall mean the Credit Agreement, dated as of June 30, 1999, among the Borrower, Restaurant Company, Service Company and TMNI, each as borrowers, and GAMI, as lender, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "GAMI Loan Documents" shall mean collectively the GAMI Loan Agreement, the GAMI Note and other agreements and instruments executed and delivered in connection therewith.

                             (Page 172 of 252 Pages)

                  "GAMI Note" shall mean the promissory note executed and delivered by the Borrower, Restaurant Company, Service Company and TMNI to GAMI evidencing Indebtedness under the GAMI Loan Agreement.

                  "General Intangibles" shall mean any "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by any Person, and, in any event, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Person or any computer bureau or service company from time to time acting for such Person; provided, that "General Intangible" shall not include any General Intangibles that have been transferred or pledged under the Existing Securitization Facility.

                  "Goods" shall mean any "goods", as such term is defined in the UCC, whether now owned or hereafter acquired by any Person.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account

                             (Page 173 of 252 Pages)
party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Instruments" shall mean any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, without limitation, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper; provided, that "Instruments" shall not include Instruments that have been transferred or pledged under the Existing Securitization Facility.

                             (Page 174 of 252 Pages)

                  "Insurance Proceeds" shall mean any amounts paid pursuant to any insurance policies covering any Restaurant with respect to its Receivables Contract other than proceeds of such insurance policies used to purchase replacement property in accordance with the Restaurant Guidelines.

                  "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04 of the Credit Agreement.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each calendar month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Inventory" shall mean any "inventory," as such term is defined in the UCC, now or hereafter owned or acquired by any Person, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Person for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment Agreement Amendment" shall mean the Second Amended and Restated Investment Agreement to be executed by the Borrower, Samstock L.L.C., EGI-Transmedia Investors, L.L.C. and Halmostock Limited Partnership, as amended, modified or supplemented from time to time.

                  "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include (i) all

                             (Page 175 of 252 Pages)
securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Person, including the rights of any Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Person; (iv) all commodity contracts held by any Person; and (v) all commodity accounts held by any Person; provided, that "Investment Property" shall not include Investment Property that has been transferred or pledged under the Existing Securitization Facility.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lender" means The Chase Manhattan Bank, N.A. and its permitted successors and assigns.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the revolving loans made by the Lender to the Borrower pursuant to this Credit Agreement.

                             (Page 176 of 252 Pages)

                  "Lock-Box Account" shall mean an account, including but not limited to the Collection Account, maintained by the Borrower at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

                  "Lock-Box Agreement" shall mean an agreement between the Borrower and a LockBox Bank in substantially the form of Exhibit G to the Credit Agreement.

                  "Lock-Box Bank" shall mean each of the banks set forth in Exhibit H to the Credit Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.11 of the Credit Agreement.

                  "Margin Stock" means any "margin stock" as defined in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under the Credit Agreement or (c) the ability to enforce rights of or benefits available to the Lender under the Credit Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means the earlier to occur of (a) December 30, 1999, (b) the satisfaction of all of the conditions precedent necessary for the effectiveness of the PARCO Facility; or (c) at the Borrower's option, the date specified by the Borrower following thirty (30) days prior written notice to the Lender.

                  "Meals" shall mean food and beverages.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Receivables Balance" shall mean, at any time, the Outstanding Balance of the Eligible Receivables at such time.

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for the payment of monetary amounts (whether or not

                             (Page 177 of 252 Pages)
such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to the Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case, arising under the Credit Agreement or any of the other Financing Agreements. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Person, whether or not allowed in such proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to the Borrower under the Credit Agreement or any of the other Financing Agreements.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under the Credit Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, the Credit Agreement, other than Excluded Taxes and Indemnified Taxes.

                  "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof representing Dollars advanced by the Seller, Restaurant Company, Service Company, the Borrower or its Affiliates to a Restaurant, excluding any accrued and outstanding Finance Charges related thereto.

                  "PARCO" means Park Avenue Receivables Corporation, a Delaware corporation, and its successors and assigns.

                  "PARCO Facility" means the purchase by PARCO of undivided percentage ownership interests in the Receivables from an Affiliate of the Borrower pursuant to a receivables transfer agreement.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by a Person granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" shall mean all of the following in which a Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                             (Page 178 of 252 Pages)

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04 of the Credit Agreement;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04 of the Credit Agreement;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII of the Credit Agreement;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

                  (g) licenses, leases or subleases granted in the ordinary course of business and not in connection with the borrowing of money;

         provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at

                             (Page 179 of 252 Pages)
least P-1 and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P, respectively, in the case of bankers acceptances; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least P-1 and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by Moody's and S&P; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively; (e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iii) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least P-1 and "A-1", respectively; and (f) any other investment permitted by the Lender.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means a pledge agreement substantially in the form of Exhibit D attached to the Credit Agreement.

                  "Pledge Amendment" shall have the meaning assigned to such term in Section 6.4 of the Pledge Agreement.

                  "Pledged Collateral" shall have the meaning assigned to such term in Section 2 of the Pledge Agreement.

                  "Pledged Entity" means an issuer of Pledged Shares.

                  "Pledged Shares" means those shares listed on Part A of
Schedule I attached to the Pledge Agreement.

                  "Preferred Stock" shall mean the Series A senior convertible redeemable preferred stock of the Borrower issued and sold pursuant to the Rights Offering.

                             (Page 180 of 252 Pages)

                  "Preferred Stock Designation" shall mean the Certificate of Designation of Preferred Stock covering the Preferred Stock to be filed by the Borrower with the Secretary of State of Delaware.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Proceeds" shall mean "proceeds" as defined in Section 9-306(1) of the Relevant UCC.

                  "Purchase" shall mean the purchase of certain assets and businesses of the Seller pursuant to the Asset Purchase Agreement.

                  "Receivable" shall mean all outstanding rights to receive and indebtedness owed to Borrower, Restaurant Company or Service Company by a Restaurant under a Receivables Contract which was sold by the Seller to Borrower pursuant to the Asset Purchase Agreement, or originated by Borrower, Restaurant Company or Service Company or their Affiliates under the Registered Card Program, whether constituting an Account, Chattel Paper, Instruments, Investment Property or General Intangible, including, without limitation, all (i) rights to receive Meals or Credits in respect thereof under the Registered Card Program purchased by the Seller, Borrower, Restaurant Company or Service Company or any Affiliate thereof from any Restaurant pursuant to any Receivables Contract, (ii) rights of the Seller, Borrower, Restaurant Company or Service Company or any Affiliate thereof to, in and under any Receivables Contract with a Restaurant, and (iii) rights of the Seller, Borrower, Restaurant Company or Service Company or any Affiliate thereof whether now existing or hereafter arising, to recover payments from a Restaurant's account in connection with the purchase of Meals by any Registered Card Member at such Restaurant; provided, however, that "Receivables" shall not include any amounts payable to or for the benefit of (i) Registered Card Members in respect of Registered Card Member Rebates or (ii) Restaurants in respect of any taxes and tips due and owing to such Restaurants in connection with purchases of Meals by Registered Card Members; provided, further, that "Receivables" shall not include any indebtedness owed to Borrower, Restaurant Company or Service Company by a Restaurant that has been transferred or pledged under the Existing Securitization Facility.

                  "Receivables Contract" shall mean, with respect to a Restaurant, an agreement governing the purchase of Meals and Credits under the Registered Card Program between Borrower, Restaurant Company, Service Company or any Affiliate thereof and such Restaurant and any agreement with any other Person guaranteeing such agreement.

                  "Records" shall mean all Receivables Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards,

                             (Page 181 of 252 Pages)
data processing software and related property and rights) maintained with respect to Receivables and the related Restaurants.

                  "Registered Card Member Agreements" shall mean all of the agreements executed by Registered Card Members in connection with the Registered Card Program in which Registered Card Members register their Registered Card Members' Credit Card Accounts with a Restaurant, the Seller, Borrower, Restaurant Company, Service Company or any of their Affiliates and receive Registered Card Member Rebates in connection with the food and beverages purchased by such Registered Card Members at Restaurants.

                  "Registered Card Members" shall mean Persons who are parties to the Registered Card Member Agreements.

                  "Registered Card Members Credit Card Accounts" shall mean the Registered Card Members' Visa, MasterCard, Novus Enterprises and American Express Card which have been specified by the Registered Card Members as the accounts to be charged when the Registered Card Members purchase food and beverages at Restaurants utilizing the Registered Card Program.

                  "Registered Card Member Rebate" shall mean the cash rebate or mileage or other credits to which Registered Card Members are entitled under the Registered Card Member Agreements.

                  "Registered Card Program" shall mean a program operated by Borrower, Restaurant Company or Service Company with Restaurants pursuant to which Registered Card Members receive Registered Card Member Rebates in connection with food and beverage purchases at Restaurants in accordance with terms of the Registered Card Member Agreements.

                  "Regulation U" means Regulation U of the Board.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Related Security" shall mean, with respect to any Receivable, all of Borrower's, Restaurant Company's and Service Company's right, title and interest in, to and under:

                  (a) all other Accounts, contract rights, Chattel Paper, Instruments, Records, General Intangibles and other obligations of any Restaurant with respect to any Receivable or related Receivables Contract, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and the right to payment of any Receivables, Credits or other obligations of a Restaurant, Registered Card Member or any Credit Card Company with respect to any of the foregoing;

                             (Page 182 of 252 Pages)

                  (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Receivables Contract related to such Receivable or otherwise, together with all financing statements signed by a Restaurant describing any collateral securing such Receivable;

                  (c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Receivables Contract related to such Receivable or otherwise;

                  (d) all rights and remedies of Borrower under the Asset Purchase Agreement with respect to the Receivables, together with all financing statements filed by Borrower against the Seller in connection therewith; and

                  (e) all Proceeds of any of the foregoing.

                  "Responsible Officer" shall mean, with respect to any Person, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restaurant" shall mean, with respect to any Receivables Contract, the Person or Persons obligated to provide Credits or make payments with respect to such Receivables Contract, including any guarantor thereof.

                  "Restaurant Company" shall mean Transmedia Restaurant Company, Inc., and its successors and permitted assigns.

                  "Restaurant Guidelines" shall mean Borrower's, Restaurant Company's and Service Company's policies and procedures relating to the operation of its business, including, without limitation, the policies and procedures for determining charge-offs, the purchase of Credits from Restaurants and the terms relating to the maintenance of Restaurant accounts and collection of Receivables, as in effect on the Effective Date.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                             (Page 183 of 252 Pages)

                  "Revolving Credit Note" shall have the meaning specified in
Section 2.06(e) of the Credit Agreement.

                  "Rights Offering" shall mean that certain offering of nontransferable rights to stockholders of the Borrower to purchase an aggregate of up to $10,000,000 newly issued Series A senior convertible redeemable preferred stock of the Borrower, par value $0.10 per share.

                  "Rights Offering Documents" shall mean, collectively, the Existing Warrants, the registration statement of the Borrower on Form S-2, the Rights Offering Warrant, the Standby Purchase Agreement, the Investment Agreement Amendment, the Preferred Stock Designation and any other documents heretofore, now or hereafter prepared and executed in connection with the Rights Offering, as the same may be amended, modified or supplemented from time to time.

                  "Rights Offering Event" shall mean each of the following: (a) the preparation for filing of an initial draft with the Securities and Exchange Commission of (i) a proxy statement containing proposals for the issuance of the Rights Offering Warrant and an increase in the authorized shares of the Borrower's common stock and preferred stock and (ii) a registration statement of the Borrower on Form S-2 registering the rights offered pursuant to the Rights Offering, the Preferred Stock and the common stock into which the Preferred Stock is convertible, (b) the execution and delivery of the Standby Purchase Agreement (or subject to GAMI's approval, preparation of the final form of the Standby Purchase Agreement), (c) preparation for filing with the Secretary of State of Delaware of the Preferred Stock Designation and (d) the preparation of the final form of the Rights Offering Warrant.

                  "Rights Offering Warrant" shall mean the warrant issued by the Borrower to EGI-Transmedia Investors, L.L.C., upon receipt of necessary stockholder approval and the closing of the Rights Offering, to purchase an aggregate of 1,000,000 shares of the Borrower's common stock substantially in the form of Exhibit D to the GAMI Loan Agreement.

                  "S&P" means Standard & Poor's.

                  "Secured Obligations" shall have the meaning assigned to such term in Section 3 of the Pledge Agreement.

                  "Security Agreement" means a security agreement substantially in the form of Exhibit C attached to the Credit Agreement.

                  "Seller" shall mean Signature Card, Inc., an Indiana corporation.

                  "Service Company" shall mean Transmedia Service Company, Inc., and its successors and permitted assigns.

                             (Page 184 of 252 Pages)

                  "Settlement Period" shall mean the period of days from and including the first day of a calendar month to and including the last day of such calendar month.

                  "Settlement Report" shall mean a report, in substantially the form attached to the Credit Agreement as Exhibit I or in such other form as is mutually agreed to by the Borrower and the Lender, delivered by the Borrower to the Lender pursuant to Section 2.10 of the Credit Agreement.

                  "Settlement Report Date" shall mean the fifteenth day of each calendar month immediately succeeding a Settlement Period or, if such day is not a Business Day, the next succeeding Business Day.

                  "Special Restaurant" shall mean, at any time, each Designated Restaurant specified by the Lender as a Special Restaurant; provided, however, that any Special Restaurant shall cease to be a Special Restaurant upon written notice to Borrower from the Lender, delivered at any time.

                  "Special Restaurant Concentration Factor" shall mean, on any day, a percentage specified by the Lender in a written notice to Borrower.

                  "Standby Purchase Agreement" shall mean the Standby Purchase Agreement to be executed by Borrower and Samstock, L.L.C., as amended, modified or supplemented from time to time.

                  "Start-up Restaurant" shall mean any newly opened Restaurant which has operated for less than six months.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordination Agreement" shall mean the Subordination Agreement, dated as of June 30, 1999, between GAMI, as the subordinated creditor, and Lender, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                             (Page 185 of 252 Pages)

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Security Agreement" shall mean a security agreement executed and delivered by Restaurant Company, Service Company and TMNI in favor of the Lender substantially in the form of Exhibit C attached to the Credit Agreement.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TMNI" shall mean TMNI International Incorporated, a Delaware corporation.

                  "Total Loan Facility" shall mean Thirty Five Million Dollars ($35,000,000) as such amount may be reduced, if at all, from time to time in accordance with the Credit Agreement.

                  "Total Revolving Credit Exposure" shall mean, at any time, the then aggregate outstanding principal amount of all Loans.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark.

                  "Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                             (Page 186 of 252 Pages)

                  "Transactions" means the execution, delivery and performance by the Borrower of the Credit Agreement, the other Financing Agreements to which it is a party, the borrowing of Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Waiver" shall mean the Waiver of Early Amortization Event, dated as of April 30, 1999, executed by the noteholders under the Existing Securitization Facility and The Chase Manhattan Bank, in its capacities as trustee and collateral agent thereunder, in which the noteholders and the trustee direct the collateral agent to waive, subject to the terms and conditions therein, the "Early Amortization Event" specified in Section 14(x) of the Existing Securitization Facility Security Agreement.

                  "Weekly Net Sales" shall mean an amount equal to the difference between (a) the total gross sales for a Weekly Settlement Period, exclusive of Arrear Sales, minus (b) the aggregate amount of Registered Card Member Rebates for such Weekly Settlement Period.

                  "Weekly Report" shall mean a report, in substantially the form attached to the Credit Agreement as Exhibit J or in such other form as is mutually agreed to by the Borrower and the Lender, delivered by the Borrower to the Lender pursuant to Section 2.10 of the Credit Agreement.

                  "Weekly Settlement Report Date" shall mean each Tuesday of each calendar week or, if such day is not a Business Day, the next succeeding Business Day.

                  "Weekly Settlement Period" shall mean the period of days from and including the Sunday of any calendar week to and including the Saturday of the same calendar week.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                             (Page 187 of 252 Pages)

                                                                      Schedule I

                                  Advance Rate


             Advance Rate                           Advance Ratio
             ------------                           -------------
                 62%                                     1.22
                 64%                                     1.27
                 66%                                     1.33
                 68%                                     1.39
                 70%                                     1.45
                 72%                                     1.52
                 74%                                     1.58
                 76%                                     1.65
                 78%                                     1.72
                 80%                                     1.80
                 82%                                     1.88
                 84%                                     2.03
                 86%                                     2.22
                 88%                                     2.46
                 90%                                     2.57

The percentage constituting the "Advance Rate" is to be calculated as follows:

(i)      Calculate the "Advance Ratio" (as defined in Annex X hereto).

(ii) Identify between which of the two figures listed in the second column of the grid set forth above the Advance Ratio calculated in (i) falls. For the purposes of the formula set forth in (iii) below, (a) the higher of the two figures will be "X" and the lower of the two figures will be "Y" and (b) the Advance Rate percentage in the first column of the grid corresponding to "X" will be "A" and the Advance Rate percentage in the first column of the grid corresponding to "Y" will be "B".

(iii)    (a) Subtract the Advance Ratio in (i) from X ("R")
         (b) Subtract Y from X ("S")
         (c) Divide R by S ("T")
         (d) Multiply T by 0.02 ("U")
         (e) Subtract U from A
         (f) The difference between U and A equals the applicable "Advance Rate"

                             (Page 188 of 252 Pages)